UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2004

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 13, 2004, Chiron Corporation announced that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the resale of $385 million principal amount of its 2-3/4% Convertible Debentures due 2034 and the shares of its common stock issuable upon conversion of the debentures.  The debentures were originally issued in a private placement in June 2004.  Chiron will not receive any proceeds from any resale by the security holders of the debentures or the shares of common stock issuable upon conversion of the debentures.

On September 13, 2004, Chiron issued a press release, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, regarding the filing of the S-3 registration statement.

Item 9.01                                           Financial Statements and Exhibits

(c)                                            Exhibits.

Exhibit Number

99.1                           Press release issued September 13, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
(Registrant)

Date: September 13, 2004	By:	/s/ William G. Green
William G. Green
Sr. Vice President,
Special Counsel and
Secretary